EXHIBIT 23.1

              Consent of Independent Accountants -
                      Arthur Anderson LLP




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1995 included in Oncor, Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.



                              ARTHUR ANDERSEN LLP

Washington, D.C.
  December 26, 1995

                       EXHIBIT 23.2


          Consent of Brobeck, Phleger & Harrison
                  contained in Exhibit 5.

                       EXHIBIT 24

            Power of Attorney.  Reference is made to
             page II-4 of this Registration Statement.